UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SAN JUAN BASIN ROYALTY TRUST
(Name of Registrant as Specified In Its Charter)

Southwest Bank
Robert Lansford
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Southwest Bank and Robert Lansford (collectively, the “Southwest Bank Participants”) have made a definitive filing with the Securities and Exchange Commission of a solicitation statement and an accompanying WHITE request card to be used to solicit requests from unitholders of San Juan Basin Royalty Trust (the “Trust”) to call a special meeting of unitholders to approve the removal of Compass Bank as trustee of the Trust and the nomination and appointment of Southwest Bank as successor trustee.

On September 1, 2016, the Southwest Bank Participants issued the following press release.

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San Juan Basin Royalty Trust Unitholders Urged to Call Special Meeting to Appoint
New Trustee Following Move of 30-Year SJT Trust Administrator to
Southwest Bank's Royalty Trust Administration Group

Proposals to be Considered if Special Meeting Called Include Removal of Compass Bank as Trustee
and Nomination and Appointment of Southwest Bank as Successor Trustee

Submit the WHITE Request Card to Request Special Meeting

FORT WORTH, TEXAS, September 1, 2016—Southwest Bank and Robert Lansford (collectively, the “Southwest Bank Participants”) announced that they are soliciting requests from the unitholders of San Juan Basin Royalty Trust (the “Trust”) to call a special meeting of the Trust’s unitholders. If the special meeting is called, the Southwest Bank Participants intend to propose that the unitholders vote to remove Compass Bank as trustee of the Trust and elect Southwest Bank as the successor trustee. The Southwest Bank Participants filed a definitive proxy statement, including the WHITE request card, with the U.S. Securities and Exchange Commission (the “SEC”) on August 29, 2016.

As discussed in more detail in the definitive proxy statement, the Southwest Bank Participants believe that the replacement of Compass Bank with Southwest Bank as trustee of the Trust will be beneficial to the unitholders as it will maintain the continuity of the Trust’s administration by an institution with an experienced royalty trust group, including Lee Ann Anderson who, prior to joining Southwest Bank in October 2015, served as the trust officer for the Trust for approximately 30 years.

Under the Trust’s indenture, unitholders owning at least 15% of the outstanding Trust units have the right to call a special meeting. Unitholders are urged to submit promptly the WHITE request card included with the definitive proxy statement to authorize the Southwest Bank Participants to call the special meeting on their behalf.

Southwest Bank has retained Okapi Partners as its solicitation agent to assist in soliciting requests for the special meeting. Unitholders may call Okapi Partners toll-free at (877) 279-2311 with any questions about the solicitation or to obtain a copy of the Southwest Bank Participants’ solicitation materials.

About Southwest Bank

Proudly serving North Texas for 50 years, Southwest Bank is the largest locally owned, independent commercial bank in Tarrant County. In addition to full-service banking centers in Fort Worth, Dallas, Arlington, Burleson, Grapevine, Mansfield and Saginaw, Southwest Bank maintains mortgage offices in Fort Worth, Dallas and Austin and a royalty trust management office in Dallas. Southwest Bank values its customers and believes in building loyal, lasting relationships through personalized service, honesty and integrity. For more information, visit www.SouthwestBank.com. Member FDIC.

Important Information

On August 29, 2016, the Southwest Bank Participants filed a definitive proxy statement and accompanying WHITE request card with the SEC with respect to the solicitation of proxies to call the special meeting of unitholders of the Trust (the “Special Meeting Proxy Statement”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE SPECIAL MEETING PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE REQUEST CARD AND ANY OTHER DOCUMENTS THAT THE SOUTHWEST BANK PARTICIPANTS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROXY SOLICITATION. Investors and security holders may obtain free copies of the Special Meeting Proxy Statement and, when they are available, all other related documents filed with the SEC at the SEC’s web site at www.sec.gov.

Each of Southwest Bank and Robert Lansford are participants in the solicitation of proxies in connection with the request to call the special meeting of unitholders of the Trust. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, to the extent applicable, is available in the definitive proxy statement filed with the SEC on August 29, 2016.

Contacts:	Lee Ann Anderson
Senior Vice President and Senior Trust Administrator
Southwest Bank
(817) 298-5587

Okapi Partners
Toll-Free 1-877-279-2311